CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ROBOCOM SYSTEMS INC.

                         Pursuant to Section 805 of the
                            Business Corporation Law

      The undersigned, being the President and Secretary, respectively, of Robocom Systems, Inc., a New York corporation, hereby certifies and sets forth as follows:

      1. The corporation was incorporated under the name "Robocom Systems Inc." and the Certificate of Incorporation of the corporation was filed with the Department of State of the State of New York on June 30, 1982 and was amended on October 30, 1995 and restated on June 18, 1997.

      2. The corporation hereby amends its Certificate of Incorporation as follows:

      Paragraph FIRST of the Restated Certificate of Incorporation, relating to the corporate name of the corporation is hereby amended to change the name of the corporation and should read as follows:

            "FIRST: That the name of the corporation is Robocom Systems International Inc. (the "Corporation")."

      3. The amendment effected herein was authorized and adopted by a vote of the board at a meeting of the board of directors of the corporation held on August 14, 1998, followed by a vote of a majority of all outstanding shares entitled to vote thereon at the annual meeting of the shareholders of the corporation held on November 4, 1998, pursuant to Sections 801, 803 and 805 of the Business Corporation Law of the State of New York.

      IN WITNESS WHEREOF, the undersigned, President and Secretary of the Corporation, have each executed this Amendment on November 9, 1998, and each affirms that the statements contained herein are affirmed as true under penalties of perjury.

                                          ROBOCOM SYSTEMS INC.


                                          /s/ Irwin Balaban
                                          ------------------------
                                          Irwin Balaban, President


                                          /s/ Lawrence B. Klein
                                          ------------------------
                                          Lawrence B. Klein, Secretary